SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Date of Report (date of earliest event reported)  September 25, 1996

                         BALCOR EQUITY PROPERTIES-XII
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                           Exact Name of Registrant


Illinois                                0-11126
--------------------------------        --------------------------------
State or other jurisdiction             Commission file number

2355 Waukegan Road
Suite A200
Bannockburn, Illinois                   36-3169763
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Address of principal                    I.R.S. Employer
executive offices                       Identification
                                        Number

60015
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Zip Code


              Registrant's telephone number, including area code:
                                (847) 267-1600
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS
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Cedar Ridge Apartments

In 1982, the Partnership acquired Cedar Ridge Apartments, Baytown, Texas, utilizing approximately $3,273,000 in offering proceeds. The property was acquired subject to mortgage financing of $7,500,000, which included a first mortgage loan from a third party of approximately $5,666,000 and an unsecured loan from the seller of approximately $1,834,000 ("Seller's Note"). Pursuant to a settlement with the seller in 1992, the Partnership was relieved of its obligations to repay the Seller's Note. The first mortgage loan was repaid at a discount of $196,519 and refinanced in 1993 with a $5,076,400 first mortgage loan and a $103,600 second mortgage loan from an unaffiliated party.

On September 25, 1996, the Partnership contracted to sell the property for a sale price of $7,200,000 to an unaffiliated party, Veard-Baytown Limited Partnership, an Ohio limited partnership. The purchaser has deposited $100,000 into an escrow account as earnest money and is obligated to deposit an additional $100,000 on or before October 14, 1996. The remainder of the sale price will be payable in cash at closing, anticipated to be November 1, 1996.
 The purchaser will receive a $27,158 credit against the sale price for capital improvements. From the proceeds of the sale, the Partnership will repay the outstanding balances of the first and second mortgage loans which are expected to be approximately $4,966,000 and $103,600, respectively, at closing, and $162,000 to an unaffiliated party as a brokerage commission. An affiliate of the third party providing property management services for the property will receive a fee of up to $90,000 for services rendered in connection with the sale of the property. The Partnership will receive the remaining proceeds of approximately $1,851,000, less closing costs. Neither the General Partner nor any affiliate will receive a brokerage commission in connection with the sale of the property. The General Partner will be reimbursed by the Partnership for its actual expenses incurred in connection with the sale.

The closing is subject to the satisfaction of numerous terms and conditions. There can be no assurance that all of the terms and conditions will be complied with and, therefore, it is possible the sale of the property may not occur.


ITEM 5.  OTHER EVENTS
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a)  Somerset Village Apartments

As previously reported, on August 8, 1996, the Partnership contracted to sell Somerset Village Apartments, Tempe, Arizona, to TGM Realty Corp. #5, a Delaware corporation, for a sale price of $11,100,000. The purchaser assigned its rights under the agreement of sale to an affiliate, TGM Somerset Village Inc. The sale closed on September 30, 1996. From the proceeds of the sale, the Partnership repaid the outstanding balance of the first mortgage loan of $6,361,641 and paid $166,500 to an unaffiliated party as a brokerage commission, $33,291 in closing costs, and $111,000 to an affiliate of the third party providing property management services for the property as a fee for services rendered in connection with the sale of the property. The Partnership received the remaining proceeds of $4,427,568.
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b)  Sandridge Apartments, Phase I

As previously reported, on August 27, 1996, the Partnership contracted to sell Sandridge Apartments, Phase I, Pasadena, Texas, to an unaffiliated party, Alliance Holdings, L.L.C., an Illinois limited liaibility company, for a sale price of $8,616,667. Pursuant to a Second Modification Agreement dated October 2, 1996, the Partnership and purchaser have agreed to reduce the purchase price to $8,250,000. The closing date has been extended to October 30, 1996. In addition, the purchaser has the option to further extend the closing date to December 30, 1996 upon written notice to the Partnership on or before October 25, 1996 and an additional deposit of $75,000 which amount is non-refundable in the event the sale does not close.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
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     (A)  FINANCIAL STATEMENTS AND EXHIBITS:

            None

     (B)  PRO FORMA FINANCIAL INFORMATION:

            None

     (C)  EXHIBITS:

          (2) (i) Agreement of Sale and attachment thereto relating to the sale of Cedar Ridge Apartments, Baytown, Texas.

              (ii) Letter Agreement relating to the sale of Cedar Ridge Apartments, Baytown, Texas.

          (99) Second Modification Agreement relating to the sale of Sandridge Apartments, Phase I, Pasadena, Texas.

     No information is required under Items 1, 3, 4, 6 and 8 and these items have, therefore, been omitted.
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Signature
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                    BALCOR EQUITY PROPERTIES-XII

                         By: Balcor Partners-XII, an Illinois general partnership, its general partner

                         By:  RGF-Balcor Associates-II, an Illinois
                              general partnership, a partner

                         By:  The Balcor Company, a Delaware corporation,
                              a partner

                         By:  /s/ Jerry M. Ogle
                              ------------------------------------
                                  Jerry M. Ogle, Vice President
                                  and Secretary

Dated:  October 9, 1996
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